UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2013

NEWPORT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-51856	20-4465271
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Bellevue Avenue, Newport, Rhode Island	02840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (401) 847-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 5, 2013, Newport Bancorp, Inc. (the “Company”), the holding company of Newport Federal Savings Bank (the “Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SI Financial Group, Inc. (“SI Financial”), the holding company of Savings Institute Bank and Trust Company, pursuant to which the Company will merge with and into SI Financial, with SI Financial as the surviving entity (the “Merger”). In addition, the Bank will merge with and into Savings Institute Bank and Trust Company.

Under the terms of the Merger Agreement, at the effective time of the Merger, each share of Company common stock will be converted into the right to receive either $17.55 in cash or 1.5129 shares of SI Financial common stock in exchange for each share of Company common stock held by them, subject to proration procedures so that 50 percent of the outstanding shares of Company common stock is converted into SI Financial common stock and the balance is converted into the cash consideration.

Following the consummation of the transactions contemplated by the Merger Agreement, three members of the Company’s board of directors, including Kevin M. McCarthy, the current President and Chief Executive Officer of the Company, will join SI Financial’s board of directors.  Each of the Company’s directors has agreed in writing to vote his or her shares of Company common stock in support of the Merger Agreement at the stockholders’ meeting to be held to vote on the proposed transaction.  The Merger is currently expected to be completed in the third quarter of 2013.

The Merger Agreement contains certain provisions under which the Merger Agreement may be terminated. If the Merger Agreement is terminated under certain circumstances, the Company has agreed to pay SI Financial a termination fee of $2.45 million.

The completion of the Merger is subject to customary closing conditions, including regulatory approval and approval by stockholders of the Company and SI Financial. The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning confidential information in connection with alternative business combination transactions.

The Merger Agreement also contains usual and customary representations and warranties that the Company and SI Financial made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and SI Financial, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between the Company and SI Financial rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, SI Financial and the Merger that will be contained in, or incorporated by reference into, the joint proxy statement/prospectus that the Company and SI Financial will be filing in connection with the Merger, as well as in the Forms 10-K, 10-Q, 8-K and other filings that each of the Company and SI Financial, respectively, make with the Securities and Exchange Commission. A copy of a joint press release dated March 5, 2013, announcing the execution of the Merger Agreement is included as Exhibit 99.1 to this Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger Agreement, the Company, the Bank and SI Financial entered into settlement agreements with Kevin M. McCarthy, President and Chief Executive Officer of the Company and the Bank, and Nino Moscardi, Executive Vice President and Chief Operating Officer of the Company and the Bank, which quantify and settle the benefits owed to the executives under their employment agreements with the Company and the Bank and under Section 4.02 of the Bank’s Amended and Restated Supplemental Executive Retirement Plan, dated as of January 1, 2008.  Under the settlement agreements, Messrs. McCarthy and Moscardi will be entitled to a cash payment or a cash payment and certain other benefits, the present value of which equals $1,034,659 and $679,429, respectively.  Each executive will be entitled to select the form of such payment from among a lump sum cash payment at the closing of the Merger and in-kind life insurance, non-taxable medical and dental benefits for up to three years.  In addition, Mr. Moscardi may also select from the foregoing  payments and the payment of an enhanced benefit under his Supplemental Executive Retirement Agreement, dated March 31, 2007, as amended December 11, 2008 and August 18, 2011 (as amended, the “SERP”).  This enhanced SERP benefit would reflect the difference between Mr. Moscardi’s retirement benefit under the SERP to which he would be entitled at age 65 and the lesser retirement benefit to which he would be entitled at the time of closing without regard to the change in control (i.e., the change in control increases the benefit to the full normal retirement benefit).  The settlement agreements provide that the cash payment made at closing and the present value of the other benefits selected shall be limited so the payments with respect to either executive do not result in an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).  Notwithstanding the foregoing, in the event the payments and benefit under the settlement agreement result in an excise tax to either executive under Code Section 4999, then SI Financial will pay such executive an additional amount to cover such taxes that when aggregated with the other payments and benefits to such executive under the settlement agreement, would result in the executive receiving the same after-tax net amount of payments and benefits that he would have received if Code Section 4999 were not applicable.

The foregoing description of the Settlement Agreements is qualified in its entirety by reference to the Settlement Agreements attached hereto as Exhibits 10.1 and 10.2.

Item 8.01 Financial Statements and Exhibits.

On March 5, 2013, the Company and SI Financial issued a joint press release announcing the Merger. A copy of the joint press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

Exhibit 2.1
Agreement and Plan of Merger dated as of March 5, 2013 by and between SI Financial Group, Inc. and Newport Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of SI Financial Group, Inc. (Commission File No. 000-54241), filed with the Securities and Exchange Commission on March 5, 2013)*

Exhibit 10.1	Settlement Agreement by and between Kevin M. McCarthy, SI Financial Group, Inc., Newport Bancorp, Inc., and Newport Federal Savings Bank dated March 5, 2013

Exhibit 10.2	Settlement Agreement by and between Nino Moscardi, SI Financial Group, Inc., Newport Bancorp, Inc., and Newport Federal Savings Bank dated March 5, 2013

Exhibit 99.1
Joint press release of SI Financial Group, Inc. and Newport Bancorp, Inc. dated March 5, 2013 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of SI Financial Group, Inc. (Commission File No. 000-54241), filed with the Securities and Exchange Commission on March 5, 2013)

*  The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT BANCORP, INC. (Registrant)
DATE: March 5, 2013	By:	/s/ Kevin M. McCarthy
Kevin M. McCarthy
President and Chief Executive Officer